Exhibit 3.1(i)
                    ARTICLES OF INCORPORATION

                                OF

                      THRUST RESOURCES, INC.

     We, the undersigned natural persons being more than twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                            ARTICLE I

                               NAME

     The name of the Corporation is:

                      THRUST RESOURCES, INC.

                            ARTICLE II

                             DURATION

     The Corporation shall continue exist perpetually or until dissolved according to law.

                           ARTICLE III

                             PURPOSE

     The purpose or purposes for which the Corporation is organized are:

     (a) To carry on all business relating to the development and utilization of natural resources and to do all acts and things incidental to such businesses; to explore for, drill, mine, mill, concentrate, convert, smelt, threat, refine, prepare for market, manufacture, buy, sell, exchange, and otherwise produce, process and deal in all kinds of ore, metals, minerals, oil, hydrocarbons, gas, natural gas, coal, precious metals, timber and timber rights, water power and all other natural products and the products and by-products thereof of every kind and description and by whatever means the same can be and may hereafter be produced, processed, handled, or dealt in; and, generally and without limit as to amount, to buy, sell, exchange, lease, acquire, deal in lands, mines and mineral rights and claims, timber and timber rights, interest in oil and gas rights, plants, pipelines and all other means of property transmission and transportation.

     (b) To purchase, invent, build, produce, manufacture, construct and otherwise acquire, use, and to operate, repair, maintain, develop, and improve and to sell, trade, exchange, lease, create security interests in, and otherwise dispose of any and all materials, machinery, facilities, appliances, articles, products, equipment or supplies proper for or adapted to be used in connection with or incidental to the refining, separation, cleaning, curing, protecting and treating of minerals, ores, coal, precious metals, properties and materials of every kind and nature, and any by-products therefrom.

     (c) To purchaser acquire, own, hold, lease, mortgage, encumber, sell and dispose of any and all kinds and character of real, personal and mixed property, including but not restricted to oil and gas and mineral properties and interests therein (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) and while the owner thereof, to exercise all rights, power and privileges of ownership, including, in the case of stocks and shares, the right to vote thereon.

     (d) To enter into, make and perform contracts of every kind and description, to borrow and lend money, with or without security, and to endorse or otherwise guarantee the obligations of others.

     (e) To act as principal or agent for others and receive compensation for all services which it may render in the performance of the duties of an agency character.

     (f) To purchase, hold, sell and transfer the shares of its own capital stock.

     (g) To engage in any and all other lawful purposes, activities and pursuits presently or hereafter allowed by law, whether similar or dissimilar to the foregoing.

     The corporation shall have powers, allowed by law, including, without limitation, those powers described in Section 16-10-4 and Section l6-10-5, Utah Code Annotated, 1953, as amended and supplemented.

     The purposes stated herein shall be construed as powers as well as purposes, and the matters expressed in any clause shall not be limited by reference to or inference from the terms of any other, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be construed to limit or restrict the meaning of general terms of the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                            ARTICLE IV
                          CAPITALIZATION

     The aggregate number of shares which the Corporation shall have authority to issue one hundred million (100,000,000) shares of Common Stock having a par value of One-tenth of a Cent ($.001) per share. All voting tights of the corporation shall be exercised by the holders of Common stock, with each share of Common Stock being entitled to one vote. All shares of Common Stock shall have equal rights in the event of dissolution or final liquidation.

                            ARTICLE V
                         PAID-IN CAPITAL

     The Corporation shall not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                            ARTICLE VI
                             BY-LAWS

     Provisions for the regulation of the internal affairs of the corporation shall be set forth in the By-laws.

                            ARTICLE VI
                        PRE-EMPTIVE RIGHTS

     No holder of shares of the capital stock of the Corporation shall have any pre-emptive rights or preferential rights of subscription to any class of stock of the Corporation whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold.

                           ARTICLE VIII
                   REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the Corporation is:

               234 South Second East
               Salt Lake City, Utah 84111

and the name of its initial registered agent at such address is:

               James M. Liley

                            ARTICLE IX
                            DIRECTORS

     The number of directors which shall constitute the Board of Directors of the Corporation may vary from three (3) to nine (9) directors as prescribed by the By-Laws. The number of directors constituting the initial Board of Directors of the Corporation shall be three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

               James M. Liley           1540 Princeton AVenue
                                   Salt Lake City, Utah

               Thomas F. Harrison  1136 Sunnyside Avenue
                                   Salt Lake City, Utah 84105

               Juha Saastamoinen        249 Douglas Street
                                   Salt Lake City, Utah 84102

                            ARTICLE X
                 OFFICERS AND DIRECTORS CONTRACTS

     No contract or other transaction between the Corporation and any firm or other corporation shall be affected by the fact that a director or officer of this Corporation has an interest in or is a director or officer of such firm or other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is or may become an officer or director of this Corporation is hereby relieved from liability that might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or corporation in which he may have an interest, provided such officer or director acts in good faith.

                           ARTICLE XI
                          INCORPORATORS

     The names and residence addresses of the incorporators are:

               Name                Address
          Susan K. White      760 west Monte Azul
                              Murray, Utah 84107

          Shanna Waite        4080 South 531 Eaat, #3C
                              Murray, Utah 84107

          Kathy Jones         3827 South 600 West
                              Bountiful, Utah 84010

DATED this 16th day of July, 1991.

                              INCORPORATORS:

                              /s/Susan K. White
                              Susan K. White

                              /s/Shanna Waite
                              Shanna Waite

                              /s/Kathy Jones
                              Kathy Jones
STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     I, Richard T. Beard, a Notary Public, hereby certify that on this 16th day of July, 1981, personally appeared before me Susan K. White, Shanna Waite and Kathy Jones who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

                              /s/Richard T. Beard
                              NOTARY PUBLIC
                              Residing in Salt Lake City, Utah
My Commission Expires:
6/30/82